Exhibit 2
ICICI BANK
COPY OF THE SPECIAL RESOLUTION PASSED
BY THE MEMBERS ON JUNE 8, 2007 BY WAY OF POSTAL BALLOT
AND AS APPROVED BY RESERVE BANK OF INDIA
RESOLVED that subject to the applicable provisions of the Companies Act, 1956 and subject to the requisite approvals, if and to the extent necessary, Article 5 (a) of the Articles of Association of the Company be substituted by the following Clause:
“The authorised capital of the Company is Rs.1775,00,00,000 divided into:
(i)	127,50,00,000 equity shares of Rs.10 each;
(ii)	150,00,000 shares of Rs.100 each which shall be of such class and with such rights, privileges, conditions or restrictions as may be determined by the Company in accordance with these presents and subject to the legislative provisions for the time being in force in that behalf, and
(iii)	350 preference shares of Rs.1 crore each.”
CERTIFIED TRUE COPY
/s/ Nilesh Trivedi
NILESH TRIVEDI
ASSISTANT COMPANY SECRETARY

ICICI BANK
COPY OF THE RESOLUTION PASSED BY THE MEMBERS
ON JUNE 8, 2007 BY WAY OF POSTAL BALLOT
AND AS APPROVED BY RESERVE BANK OF INDIA
RESOLVED that pursuant to the provisions of Section 94 of the Companies Act, 1956, and other applicable provisions, if any, of the Companies Act, 1956, the authorised capital of the Company be altered from Rs.1900,00,00,000 (Rupees One Thousand Nine Hundred crore) to Rs.1775,00,00,000 (Rupees One Thousand Seven Hundred Seventy Five crore).
RESOLVED FURTHER that subject to the approval of Reserve Bank of India and any other requisite approvals, if and to the extent necessary, the Memorandum of Association of the Company be amended by substituting Clause V as follows:
“The authorized capital of the Company shall be Rs.1775,00,00,000 divided into 127,50,00,000 shares of Rs.10 each, 150,00,000 shares of Rs.100 each and 350 shares of Rs.1 crore each with rights, privileges and conditions attached thereto as are provided by the Articles of Association of the Company for the time being with power to increase or reclassify or alter the capital of the Company and to divide/consolidate the shares in the capital for the time being into several classes and face values and to attach thereto respectively such preferential, cumulative, convertible, guarantee, qualified or other special rights, privileges, conditions or restrictions, as may be determined by or in accordance with the Articles of Association of the Company for the time being and to vary, modify and abrogate any such right, privilege or condition or restriction in such manner as may for the time being be permitted by the Articles of Association of the Company and the legislative provisions for the time being in force.”
CERTIFIED TRUE COPY
/s/ Nilesh Trivedi
NILESH TRIVEDI
ASSISTANT COMPANY SECRETARY

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